                                                                    EXHIBIT 24.6

                                POWER OF ATTORNEY

                     (1996 Stock Incentive Plan, as amended)

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Interlink Electronics, Inc., does hereby constitute and appoint E. Michael Thoben, III and Paul D. Meyer, and each of them, his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of Interlink Electronics, Inc. or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Interlink Electronics, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Interlink Electronics, Inc. issuable pursuant to the 1996 Stock Incentive Plan, as amended, of Interlink Electronics, Inc., including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Interlink Electronics, Inc. or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         DATED: December 8, 2000



                                                     JOHN A. BUCKETT, II
                                                     --------------------
                                                     John A. Buckett, II



                                     II-10